Exhibit 4.3(a)

FIRST SUPPLEMENTAL INDENTURE

First Supplemental Indenture (this “Supplemental Indenture”), dated as of February 6, 2013, among Univision Communications Inc., a Delaware corporation (the “Issuer”), the Guarantors (as defined in the Indenture referred to herein), each a direct or indirect subsidiary of the Issuer, and Wilmington Trust, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee a Senior Secured Notes Indenture (the “Indenture”), dated as of August 29, 201 2, providing for the issuance of $625,000,000 aggregate principal amount of 6 3/4% Senior Secured Notes due 2022 (the “Initial Notes”) and the issuance of additional $600,000,000 aggregate principal amount of 6 3/4% Senior Secured Notes due 2022 (the “Add-on Notes”, and, together with the Initial Notes, the “Notes”);

WHEREAS, Section 9.01 of the Indenture provides, among other things, that the Issuer, the Guarantors and the Trustee (or the Collateral Agent, as applicable) may amend or supplement the Indenture, the Notes, any Guarantee, any Security Document or the Intercreditor Agreement without the consent of any Holder in accordance with Section 9.01;

WHEREAS, the “Description of the Notes” contained in each of the Offering Memorandum dated August 15, 2012 relating to the offering of the Initial Notes and the Offering Memorandum dated September 14, 2012 relating to the offering of the Add-on Notes provided that the Notes shall only be guaranteed by the Issuer’s restricted subsidiaries that guarantee its Senior Credit Facility (the “Designated Guarantors”) and, whereas, Section l0.06(b) provides that Guarantors who have been released as Guarantors under the Senior Credit Facilities are not to be Guarantors under the Indenture and the Notes;

WHEREAS, Univision 2417, LLC, Univision Deportes, LLC and Univision tlnovelas, LLC were released as Guarantors under, and did not guarantee on the date of the Indenture, the Issuer’s Senior Credit Facility and thus are not Designated Guarantors;

WHEREAS, the Issuer desires to establish that such entities are not Designated Guarantors;

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid and binding agreement of the Issuer and the Guarantors have been duly performed and complied with; and

WHEREAS, pursuant to Sections 9.0l(a) and 9.0l(k) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Operative Language.

No Subsidiary of the Issuer that did not guarantee the Senior Credit Facilities (including Univision 2417, LLC, Univision Deportes, LLC and Univision tlnovelas, LLC) on the date of the Indenture shall be deemed a Guarantor unless such Subsidiary subsequently executes a supplemental indenture. Accordingly, Univision 2417, LLC, Univision Deportes, LLC and Univision tlnovelas, LLC are deemed deleted as signatories to the Indenture and for the avoidance of doubt are released as Guarantors.

(3) Ratification of Indenture: Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

(4) Severability. In case any provision in this Supplemental Indenture, the Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(5) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(6) Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(7) Headings. The headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

(8) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors.

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

UNIVISION COMMUNICATIONS INC.

By:	/s/ Peter H. Lori

	Name:	Peter H. Lori
	Title:	Executive Vice President and Chief Accounting Officer

[Signature page to Supplemental Indenture to 2022 Notes Indenture]

KCYT-FM LICENSE CORP.
KECS-FM LICENSE CORP.
KESS-AM LICENSE CORP.
KESS-TV LICENSE CORP.
KHCK-FM LICENSE CORP.
KICI-AM LICENSE CORP.
KICI- FM LICENSE CORP.
KLSQ-AM LICENSE CORP.
KLVE-FM LICENSE CORP.
KMRT-AM LICENSE CORP.
KTNQ-AM LICENSE CORP.
LICENSE CORP. NO. 1
LICENSE CORP. NO. 2
SERVICIO DE INFORMACION PROGRAMATIVA, INC.
TICHENOR LICENSE CORPORATION
TMS LICENSE CALIFORNIA, INC.
UNIVISION RADIO CORPORATE SALES, INC.
UNIVISION RADIO FRESNO, INC.
UNIVISION RADIO GP, INC.
UNIVISION RADIO HOUSTON LICENSE CORPORATION
UNIVISION RADIO INVESTMENTS, INC.
UNIVISION RADIO LAS VEGAS, INC.
UNIVISION RADIO LICENSE CORPORATION
UNIVISION RADIO LOS ANGELES, INC.
UNIVISION RADIO NEW MEXICO, INC.
UNIVISION RADIO NEW YORK, INC.
UNIVISION RADIO PHOENIX, INC.
UNIVISION RADIO SAN DIEGO, INC.
UNIVISION RADIO SAN FRANCISCO, INC.
WADO RADIO, INC.
WADO-AM LICENSE CORP.
WLXX-AM LICENSE CORP.
WPAT-AM LICENSE CORP.
WQBA-AM LICENSE CORP.
WQBA-FM LICENSE CORP.
EL TRATO, INC.
GALAVISION, INC.
HPN NUMBERS, INC.
KAKW LICENSE PARTNERSHIP, L.P.
KDTV LICENSE PARTNERSHIP, G.P.
KFTV LICENSE PARTNERSHIP, G.P.
KMEX LICENSE PARTNERSHIP, G.P.
KTVW LICENSE PARTNERSHIP, G.P.
KUVI LICENSE PARTNERSHIP, G.P.
KUVN LICENSE PARTNERSHIP, L.P.
KUVS LICENSE PARTNERSHIP, G.P.
KWEX LICENSE PARTNERSHIP, L.P.
KXLN LICENSE PARTNERSHIP, L.P.
PTI HOLDINGS, INC.

[Signature page to Supplemental Indenture to 2022 Notes Indenture]

STATION WORKS, LLC
UNIMAS ALBUQUERQUE LLC
UNIMAS BAKERSFIELD LLC
UNIMAS BOSTON LLC
UNIMAS D.C. LLC
UNIMAS DALLAS LLC
UNIMAS FRESNO LLC
UNIMAS HOUSTON LLC
UNIMAS LOS ANGELES LLC
UNIMAS MIAMI LLC
UNIMAS NETWORK
UNIMAS OF SAN FRANCISCO, INC.
UNIMAS ORLANDO INC.
UNIMAS PARTNERSHIP OF DOUGLAS
UNIMAS PARTNERSHIP OF FLAGSTAFF
UNIMAS PARTNERSHIP OF FLORESVILLE
UNIMAS PARTNERSHIP OF PHOENIX
UNIMAS PARTNERSHIP OF SAN ANTONIO
UNIMAS PARTNERSHIP OF TUCSON
UNIMAS SACRAMENTO LLC
UNIMAS SAN FRANCISCO LLC
UNIMAS SOUTHWEST LLC
UNIMAS TAMPA LLC
UNIMAS TELEVISION GROUP, INC.
THE UNIVISION NETWORK LIMITED PARTNERSHIP
UNIVISION ATLANTA LLC
UNIVISION CLEVELAND LLC
UNIVISION EMERGING NETWORKS, LLC
UNIVISION FINANCIAL MARKETING, INC.
UNIVISION HOME ENTERTAINMENT, INC.
UNIVISION INTERACTIVE MEDIA, INC.
UNIVISION INVESTMENTS, INC.
UNIVISION LOCAL MEDIA INC.
UNIVISION MANAGEMENT CO.
UNIVISION NETWORK PUERTO RICO PRODUCTION LLC
UNIVISION NETWORKS & STUDIOS, INC.
UNIVISION NEW YORK LLC
UNIVISION OF ATLANTA INC.
UNIVISION OF NEW JERSEY INC.
UNIVISION OF PUERTO RICO INC.
UNIVISION OF RALEIGH, INC.
UNIVISION PHILADELPHIA LLC
UNIVISION PUERTO RICO STATION ACQUISITION COMPANY
UNIVISION PUERTO RICO STATION OPERATING COMPANY
UNIVISION PUERTO RICO STATION PRODUCTION COMPANY
UNIVISION SERVICES, INC.

[Signature page to Supplemental Indenture to 2022 Notes Indenture]

UNIVISION STUDIOS, LLC
UNIVISION TELEVISION GROUP, INC.
UNIVISION TEXAS STATIONS LLC
UNIVISION-EV HOLDINGS, LLC
UVN TEXAS L.P.
WGBO LICENSE PARTNERSHIP, G.P.
WLTV LICENSE PARTNERSHIP, G.P.
WXTV LICENSE PARTNERSHIP, G.P.
UNIVISION ENTERPRISES, LLC
UNIVISION OF PUERTO RICO REAL ESTATE COMPANY
UFERTAS, LLC

By:	/s/ Peter H. Lori

	Name:	Peter H. Lori
	Title:	Executive Vice President and Chief Accounting Officer

[Signature page to Supplemental Indenture to 2022 Notes Indenture]

UNIMAS CHICAGO LLC
UNIVISION RADIO BROADCASTING PUERTO RICO, L.P.
UNIVISION RADIO BROADCASTING TEXAS, L.P.
UNIVISION RADIO FLORIDA, LLC
UNIVISION RADIO ILLINOIS, INC.
UNIVISION RADIO, INC.
WLII/WSUR LICENSE PARTNERSHIP, G.P.
WUVC LICENSE PARTNERSHIP G.P.

By:	/s/ Peter H. Lori

	Name:	Peter H. Lori
	Title:	Executive Vice President, Assistant Secretary, Assistant Treasurer and Chief Accounting Officer

[Signature page to Supplemental Indenture to 2022 Notes Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joseph P O’Donnell

	Name:	Joseph P O’Donnell
	Title:	Vice President

[Signature page to Supplemental Indenture to 2022 Notes Indenture]

Acknowledged,

UNIVISION 24/7, LLC
UNIVISION DEPORTES, LLC
UNIVISION TLNOVELAS, LLC

By:	/s/ Peter H. Lori

Name:	Peter H. Lori
Title:	Executive Vice President and Chief Accounting Officer

[Signature page to Supplemental Indenture to 2022 Notes Indenture]